CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 2001 (except with respect to the matter discussed in Note 24, as to which the date is March 28,2002), included in Collins & Aikman Corporation's Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Charlotte, North Carolina
May 20, 2002